Exhibit 99.1

CANOPY GROWTH ANNOUNCES US$750 MILLION TERM LOAN FINANCING

Provides further balance sheet flexibility for growth investments in our core markets

March 18, 2021

SMITHS FALLS, ON — Canopy Growth Corporation (“Canopy Growth” or “Canopy” or the “Company”) (TSX: WEED, NASDAQ: CGC) is pleased to announce that it has entered into a credit agreement (the “Credit Agreement”) with Funds advised by King Street Capital Management, L.P. (“King Street”). Under the Credit Agreement, the Company has raised a US$750 million senior secured term loan (the “Term Loan Facility”). The Company also has the ability to obtain up to an additional US$500 million of incremental senior secured debt pursuant to the Credit Agreement.

“We are delighted to welcome King Street as our anchor debt investor and look forward to building value for both our credit and equity investors over time,” said Mike Lee, EVP and CFO of Canopy Growth. “This transaction further strengthens Canopy’s balance sheet, provides additional capital to invest in high-return growth opportunities, and marks a key milestone for us as we work towards achieving a more efficient capital structure”.

“We have been impressed with the growth of Canopy as a leader in the Canadian market and look forward to providing this strategic capital as Canopy further expands its business,” said Noah Charney, Managing Director at King Street.

The Term Loan Facility has no amortization payments and matures on March 18, 2026. The gross proceeds, net of fees and expenses, will be used by Canopy Growth for working capital and general corporate purposes, including without limitation, growth investments, acquisitions, capital expenditures, and strategic initiatives. The Term Loan Facility has a coupon of LIBOR plus 8.50% and is subject to a LIBOR floor of 1.00%. Giving effect to the net proceeds from the Term Loan Facility, the Company’s estimated pro forma cash, cash equivalents and short-term investments position as at December 31, 2020 would have been approximately CAD$2.5 billion.

Greenhill & Co. acted as financial advisor to Canopy Growth. Cassels Brock & Blackwell LLP acted as Canadian counsel to Canopy Growth, and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as US counsel to Canopy Growth. Goodmans LLP acted as Canadian counsel and Davis Polk & Wardwell LLP acted as US counsel to King Street.

About Canopy Growth

Canopy Growth (TSX:WEED, NASDAQ:CGC) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, we offer product varieties in high quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Our global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany. Through our award-winning Tweed and Tokyo Smoke banners, we reach our adult-use consumers and have built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in key markets including Canada, the United States, and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional federally-permissible CBD products to the United States through our First & Free and Martha Stewart CBD brands. Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands. For more information visit www.canopygrowth.com.

About King Street

King Street is an $18 billion global investment management firm founded in 1995 with offices in New York, London, Singapore, Tokyo and Charlottesville, VA. King Street employs a fundamental, research-intensive approach across multiple strategies, markets, industries and asset classes including an expanding lending platform.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws (collectively, “forward-looking statements”), which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Forward–looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive risks, financial results, results, performance or achievements expressed or implied by those forward–looking statements and the forward-looking statements are not guarantees of future performance. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. A discussion of some of the material factors applicable to the Company can be found under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the Securities and Exchange Commission and with applicable Canadian securities regulators, as such factors may be further updated from time to time in its periodic filings with the Securities and Exchange Commission and with applicable Canadian securities regulators, which can be accessed at www.sec.gov/edgar and www.sedar.com, respectively. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the filings. Any forward–looking statement included in this press release is made as of the date of this press release and, except as required by law, the Company disclaims any obligation to update or revise any forward-looking statement. Readers are cautioned not to put undue reliance on any forward-looking statement. Forward-looking statements contained in this press release are expressly qualified by this cautionary statement